Exhibit (16)

POWER OF ATTORNEY

Each person whose signature appears below appoints William D. Forsyth III (with full power to him to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement on Form N-14 relating to the proposed reorganization of the Phocas Small Cap Value Fund, a series of Advisors Series Trust, into the Frontegra Phocas Small Cap Value Fund, a series of Frontegra Funds, Inc., and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

As required by the Securities Act of 1933, as amended, this Registration Statement on Form N-14 has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ David L. Heald David L. Heald	Director	July 12, 2010
/s/ James M. Snyder James M. Snyder	Director	July 13, 2010